As filed with the Securities and Exchange Commission on June 19, 2015.
Registration No. 333-189588
Registration No. 333-175030
Registration No. 333-125386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT No. 1 TO

FORM S-8

Registration Statement Under
The Securities Act of 1933

MERGE HEALTHCARE INCORPORATED
(Exact name of Registrant as Specified in its Charter)

DELAWARE	39-1600938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 1st Floor Chicago, Illinois	60654
(Address of Registrant’s Principal Executive Offices)	(Zip Code)

MERGE HEALTHCARE INCORPORATED
2005 EQUITY INCENTIVE PLAN
(Full title of the plan)

Justin C. Dearborn
Chief Executive Officer
Merge Healthcare Incorporated
350 North Orleans Street, 1st Floor
Chicago, Illinois 60654
 (Name and address of agent for service)

(312) 565-6868
(Telephone number, including area code of agent for service)

Copy to:
Mark A. Harris, Esq.
Jeffrey R. Shuman, Esq.
Jenner & Block LLP
353 North Clark Street
Chicago, Illinois 60654

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES

Effective as of June 17, 2015, the stockholders of Merge Healthcare Incorporated (the “Registrant”) approved the Merge Healthcare Incorporated 2015 Equity Incentive Plan (“2015 Plan”), which is intended to replace the Merge Healthcare Incorporated 2005 Equity Incentive Plan (the “Prior Plan”).

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister 2,924,189 shares (the “Shares”) previously registered under the Prior Plan. The Shares deregistered by this Post-Effective Amendment No. 1 will be registered by means of a Registration Statement on Form S-8 for the 2015 Plan that will be filed contemporaneously with this Post Effective Amendment No. 1. The associated registration fees previously paid on the Shares under the Prior Registration Statements are carried forward to cover the registration fee necessary to register shares issuable under the Registrant’s 2015 Plan.

1.	Registration Statement No. 333-189588 filed June 25, 2013;

2.	Registration Statement No. 333-175030 filed June 20, 2011; and

3.	Registration Statement No. 333-125386 filed June 1, 2005.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Merge Healthcare Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 19, 2015.

Merge Healthcare Incorporated

By:	/s/ Justin C. Dearborn
Justin C. Dearborn
Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin C. Dearborn	Chief Executive Officer and Director
Justin C. Dearborn	(principal executive officer)	June 19, 2015

*	Chief Financial Officer
Steven M. Oreskovich	(principal financial officer and principal accounting officer)	June 19, 2015

*	Director	June 19, 2015
Michael P. Cole

*	Director	June 19, 2015
William J. Devers Jr.

*	Director	June 19, 2015
Michael W. Ferro, Jr.

*	Director	June 19, 2015
Matthew M. Maloney

*	Director	June 19, 2015
Richard A. Reck

*	Director	June 19, 2015
Neele E. Stearns, Jr.

*By:	/s/ Justin C. Dearborn
Justin C. Dearborn
Attorney-in-Fact**

**	By authority of the Power of Attorney filed as Exhibit 24 to this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description of Document
24	Power of Attorney.